EXTENSION OF AGREEMENT AND PLAN OF MERGER
                                FEBRUARY 27, 2003

          This letter confirms that the date February 28, 2003 in Section 10.1(b) of the Agreement and Plan of Merger dated November 20, 2002, among Kroll Background America Inc., Accufacts Acquisition Corp. and Accufacts Pre-Employment Screening, Inc., hereby is extended to May 31, 2003 by mutual agreement.

          Please acknowledge your consent to this extension by signing in the appropriate location below.

    KROLL BACKGROUND AMERICA INC.



                                By:  /s/
                                    ----------------------------------
                                       Name:
                                       Title:



                                ACCUFACTS ACQUISITION CORP.



                                By:  /s/
                                    ----------------------------------
                                       Name:
                                       Title:



                                ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.



                                By:  /s/
                                    ----------------------------------
                                       Name:
                                       Title:




                                PHILIP LUIZZO



                                 By:  /s/
                                     ----------------------------------
                                       Philip Luizzo